EXHIBIT 10.4
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August 3, 2000

Mr. Steve Lamson
President & COO
Simpson Manufacturing Co., Inc.
4637 Chabot Drive, Suite 200
Pleasanton, CA 94588

RE: Second Modification to the Commercial Promissory Note dated June 1, 1998 ($13,800,000 Revolver-to-Term Facility)

Dear Mr. Lamson:

In reference to the Commercial Promissory Note dated June 1, 1998 ("Note") between Union Bank of California, N.A. ("Bank") and Simpson Manufacturing Co., Inc. ("Borrower"), the Bank and Borrower desire to modify the Note. This shall be called the Second Modification to the Note.

The first three paragraphs of Section 1 of the Note is hereby deleted and restated as follows:

1. INTEREST PAYMENTS. Interest shall be payable on the first day of each consecutive month beginning the first such date after the first advance under this Note, and continuing through October 31, 2000, plus a final installment equal to the entire unpaid principal balance and all accrued and unpaid interest on November 1, 2000.

Not withstanding the foregoing, however, if on November 1, 2000, Borrower is in compliance with all terms and conditions of this Note and any Loan Documents and no Event of Default (as defined below) has occurred and is continuing, Bank agrees to convert the then outstanding principal balance of this Note ("Principal Balance") to a term loan. The term loan evidenced by this Note shall bear interest at the per annum rate or rates and at the times set forth below and shall be payable as follows. The period from the date of this Note through November 1, 2000 is the "Revolving Period", and if the term loan is made, the period December 1, 2000 through June 1, 2005 is the "Term Period".

Interest shall be payable on the first day of each consecutive month beginning December 1, 2000 and continuing through June 1, 2005. Principal shall be payable in fifty four (54) consecutive monthly installments, beginning December 1, 2000 and continuing on the first day of each consecutive month through May 31, 2005, plus a fifty fifth (55th) and final installment equal to the entire unpaid principal balance and shall accrued and unpaid interest on June 1, 2005.

Except as specifically modified hereby, the Note shall remain in full force and effect and is hereby ratified and confirmed. This Note shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

Sincerely,

Union Bank of California, N.A.


/s/CAROL GARRETT
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Carol Garrett
Vice President

AGREED AND ACCEPTED TO THIS 9th DAY OF AUGUST, 2000.

Simpson Manufacturing Co., Inc.


By:  /s/Mike Herbert
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Name:  Mike Herbert
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Title:  Chief Financial Officer
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By:  /s/THOMAS J FITZMYERS
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Name:  Thomas J Fitzmyers
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Title:  President and C.E.O.
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